UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 21, 2014

PROSPECT VENTURES INC.
(Exact name of registrant as specified in its charter)

Nevada	98-0513727
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

#98- 50 Carrera 73, Medellin, Colombia	N/A
(Address of principal executive offices)	(Zip Code)

1(888)876-9995
(Registrant’s telephone number, including area code)
Dussault Apparel, Inc.
(Former name, former address and former fiscal year, if changed since last report)
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation.

The Board of Directors of Dussault Apparel, Inc. adopted an amendment to its Certificate of Incorporation changing its name to Prospect Ventures, Inc. effective March 20, 2014. The Company filed a Certificate of Amendment to the Certificate of Incorporation with the Delaware Secretary of State implementing a change in the Company's name. A copy of the amendment to the Certificate of Incorporation is filed as Exhibit 3.1 hereto. The amendment had been previously approved by stockholders.

In connection with the name change, the Company's common stock, which previously traded under the ticker symbol "DUSS" on the OTC BB and OTC QB, will begin trading under the new ticker symbol "DUSS.D" on March 21, 2014 for twenty days, at which point the symbol will change to “IVAP”.

In conjunction with the name change, the Board of Directors further adopted a resolution, which the shareholders approved, implementing a reverse stock split at a ratio of 800:1.  Those holders with fractional shares were rounded up to the nearest share and the new certificates will be issued upon surrender.   In addition, the Company's common stock has been assigned a new CUSIP number of 74360A106 in connection with the name change and reverse stock split.

In connection with the Financial Industry Regulatory Authority's ("FINRA") Rule 6490 and Rule 10b-17 of the United States Securities Exchange Act of 1934, as amended, on August 26, 2013, the Registrant submitted an issuer company-related action notification form to FINRA notifying FINRA of the name change and reverse stock split. On March 20, 2014, FINRA notified the Registrant that the name change and reverse stock split had been approved with an effective date of March 21, 2014.
Exhibits

Number	Exhibit
10.1	Articles of Amendment filed with the State of Nevada for the name change filed February 19, 2014
10.2	Certificate of Change filed with the State of Nevada for the reverse, filed February 19, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Prospect Ventures Inc.

Dated: March 21, 2014	By:	/s/Alberto Barrientos
	Name:	Alberto Barrientos
	Title:	Chief Executive Officer, President, Secretary, Treasurer, Chief Financial Officer and Director